Exhibit 99.1

ChineseInvestors.com, Inc. Announces for Fiscal Year 2019 First Quarter Financial Results

Total revenue, product sales revenue and subscription revenue all increase year-over-year

SAN GABRIEL, California, October 18, 2018 /PRNewswire/ -- ChineseInvestors.com, Inc. (OTCQB: CIIX) ("CIIX" or "the Company"), the premier financial information website for Chinese-speaking investors, today announced its operational and financial summary for its First Quarter Fiscal Year 2019.

First Quarter Fiscal 2019 Financial Highlights

Year-over-Year total revenue increased 70 percent.

Year-over-Year product sales increased over eight times (800%).

Cash and Cash equivalents more than doubled from $1.4M to $3M, quarter-over-quarter.

In addition, the Company’s subscription revenues nearly doubled with an increase of over $90,000 USD, year-over-year.

"CBD hemp sales in China continue to be the foundation of our focus," says Mr. Warren Wang, Chief Executive Officer for ChineseInvestors.com. "Our subscription services will continue to provide a steady revenue stream along with the new educational services covering the cryptocurrency market."

During the quarter, cash and cash equivalents for the Company doubled from $1.4M to $3M, and total current assets have increased in one quarter from $3.2M to $5.5M. As of Aug. 31 there were 33,576,560 outstanding shares of common stock, with a closing market value as of October 17, 2018 of $0.90 per share.

As the Chinese business, regulatory and political landscapes continue to evolve with regard to the industrial hemp CBD industry, Wang anticipates further positive developments for the rest of Fiscal Year 2019.

"With increased marketing resources devoted to our industrial hemp-based CBD products, we anticipate a productive Fiscal Year 2019," says Wang. "We look forward to increased product distribution both domestically and in the China markets."

The results of the Company's operations through August 31, 2018 are set forth completely in the Company's Form 10-Q quarterly report as filed with the SEC on October 15, 2018 and can be accessed at ChineseInvestors.com.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products. For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

http://www.NetworkNewsWire.com

 +1-212-418-1217 Office

Editor@NetworkNewsWire.com

SOURCE ChineseInvestors.com, Inc.

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